Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Shereen P. Jones Executive Vice President, Chief Financial and Investment Officer Boykin Lodging Company (216) 430-1200

Boykin Lodging Announces Third-Quarter Financial Results

Cleveland, Ohio, November 10, 2003—Boykin Lodging Company (NYSE: BOY), a hotel real estate investment trust (REIT), today announced financial results for the third quarter and nine months ended September 30, 2003.

Third Quarter Results:

For the third quarter, the Company experienced a net loss attributable to common shareholders of $0.2 million, or $0.01 per fully-diluted share compared with the same period last year’s net income of $0.1 million, or $0.01 per share. Funds from operations attributable to common shareholders (FFO) for the third quarter of $7.1 million, or $0.41 per fully-diluted share, was at the high end of the Company’s previous guidance, compared with third-quarter 2002 FFO of $0.45 per share. The Company’s earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter, including the Company’s share of EBITDA from unconsolidated joint venture subsidiaries, totaled $13.6 million, a 10.5% decrease from last year’s third-quarter EBITDA of $15.2 million.

Third-quarter 2003 results include the hotel operating results for the Marriott’s Hunt Valley Inn while the comparative third-quarter 2002 results include two months of lease revenue and one month of operating results related to the property because a Taxable REIT Subsidiary (TRS) structure was implemented effective September 1, 2002. The Company sold five hotels during the nine months ended September 30, 2003, and the operating results of those properties are reflected in the financial statements as discontinued operations for all periods presented. The Company acquired the Radisson Suite Beach Resort on Marco Island, Florida in August 2003.

Revenues for the quarter ended September 30, 2003, were $71.9 million, compared with revenues of $62.6 million for the same period last year. Revenue per available room (RevPAR) for the 29 hotels owned as of the end of the third quarter, including predecessor’s results for the Marco Island property, decreased 4.9% to $59.78 from last year’s $62.83. Occupancy fell to 63.9% from 66.7%, while the average daily room rate decreased 0.6% to $93.56 from $94.14. During the third quarter, there were approximately 13,000 room nights out of service related to renovations, or 1.7% of the Company’s room inventory. For the same period last year, there were approximately 11,300 room nights out of service due to renovation activity, or approximately 1.3% of the Company’s room inventory for that quarter.

For the 24 consolidated properties operated under the TRS structure for both years and owned as of September 30, 2003, RevPAR declined 9.1% to $56.47 for the third quarter of 2003 versus $62.09 for the year-earlier period. The RevPAR change resulted from a decrease in occupancy to 63.4% in 2003 from 68.0% in 2002, combined with a 2.3% decrease in the average daily rate to $89.10 in 2003 compared with $91.24 for the same period in the prior year. Hotel profit margins for these properties, defined as hotel operating profit (hotel revenues less hotel operating expenses) as a percentage of hotel revenues, averaged 24.1% for the third quarter of 2003, compared with 28.5% for the 2002 period.

The Company’s property in Berkeley, California continued to negatively impact the Company’s portfolio results due to continued softness in the Bay Area hotel market and the renovation underway at the property. Excluding the 30.4% RevPAR decline at Berkeley, the 28 hotels would have experienced a RevPAR decline of 3.4% for the third quarter. Additionally, approximately 100 of the 440 basis point decline in the comparable consolidated hotel operating profit margins can be attributed to the Berkeley property.

Included in third-quarter 2003 results are $12.4 million of revenues and $4.3 million of gross profit related to condominium development and unit sales. Due to progress made on the White Sand Villas project, the Company has been recognizing revenue under the percentage of completion method during 2003. Additionally, the Company closed on the sale of the two remaining available Sanibel View Villas units during the quarter. The final phase of the redevelopment of the Pink Shell Beach Resort, the construction of a new 43-unit condominium hotel, is scheduled to commence after the 2004 peak season in Florida.

The operating results of the hotel in Springfield, Oregon and the Doubletree Spokane Valley, which were both sold during the quarter, are reflected as discontinued operations and totaled a negligible loss of less than $0.1 million, net of minority interest, for the quarter. Also included within third-quarter 2003 discontinued operations is the net loss on the sales of the hotels of $0.1 million, net of minority interest.

Year-to-Date Results:

The Company’s net loss attributable to common shareholders for the nine months ended September 30, 2003, totaled $4.5 million versus net income of $1.0 million for the year-earlier period. For the first nine months of 2003, FFO of $16.2 million, or $0.93 per fully-diluted share, was below last year’s FFO of $21.1 million, or $1.21 per share for the same period. EBITDA, including the Company’s share of EBITDA from unconsolidated joint venture subsidiaries, totaled $37.6 million, an 11.4% decrease from last year’s EBITDA of $42.4 million.

Year-to-date revenues through September 30, 2003, totaled $204.9 million, compared with $182.9 million for the nine months ended September 30, 2002, primarily as a result of a $25.4 million increase in revenues related to condominium development and unit sales. Year-to-date RevPAR for the 29 hotels owned as of September 30, 2003, including predecessor results for the Marco Island property, was $59.24, a 2.0% decrease from the prior year’s RevPAR of $60.43. Occupancy fell slightly to 61.7% from 62.4%, while the average daily room rate experienced a slight drop to $96.07 from $96.77.

RevPAR for the comparable 24 hotels declined 5.8% to $56.13 from last year’s $59.60, as occupancy fell to 61.8% from 63.7%, and the average daily room rate declined 3.0% to $90.76 from $93.58. During the first nine months of 2003, the hotel profit margins of the 24 comparable hotels averaged 24.9%, compared with 29.1% for the previous year.

Robert W. Boykin, Chairman and Chief Executive Officer, commented, “While we continue to face the daily challenges of a soft economy and sluggish demand, we continued to have success this quarter in upgrading our asset portfolio. We acquired the Radisson Suite Beach Resort on Marco Island, an excellent beachfront hotel with possibilities for condo-hotel redevelopment. We were able to purchase this hotel from redeployment of capital raised through the sales of non-core assets this year, which to date have raised approximately $30.0 million.”

Mr. Boykin continued, “Recently, we have had further good news with our efforts to bring riverboat gaming to Orange County, Indiana, home of our French Lick Springs Resort and Spa. In a county-wide referendum held November 4, the residents approved riverboat gaming by a two to one margin.”

Capital Structure

At September 30, 2003, Boykin had $15.3 million of cash and cash equivalents, and total consolidated debt of $291.0 million. The Company’s pro rata share of the debt of unconsolidated joint ventures totaled $24.8 million.

During the third quarter, the Company extended two debt facilities which were originally scheduled to mature in July 2003; the $45.0 million term loan and the line of credit. As of September 30, 2003, the total amount outstanding related to these two facilities was $69.5 million. Subsequent to quarter end, the Company closed on a new $78.0 million secured revolving line of credit with a term of three years. The Company drew an initial amount of $74.0 million under the facility and used the proceeds to repay the two maturing facilities. There are no other debt maturities during 2003.

Outlook

The Company stated that the outlook for the remainder of 2003 remains challenging, and based upon its year to date results and current booking trends, it anticipates fourth-quarter RevPAR for the portfolio will be 3.0% to 5.0% below the same period last year, with full-year 2003 RevPAR 1.0% to 2.0% below 2002. Based upon these assumptions, the Company expects that FFO could range between $0.15 and $0.20 per fully-diluted share for the fourth quarter and $1.08 and $1.13 per share for the full year, with a net loss ranging between $0.17 and $0.22 for the fourth quarter and $0.43 and $0.48 for the full year.

“We understand the importance of a regular quarterly common share dividend to our shareholders and plan on resuming them when and at a level where we are confident that they can be sustained over the long-term. We will insure, however, that we will continue to meet minimum distribution requirements to maintain our REIT status,” Mr. Boykin concluded.

The Company will hold a conference call with financial analysts to discuss third-quarter 2003 results at 2:00 p.m. Eastern Time tomorrow, November 11, 2003. A live webcast of the call can be heard on the Internet by visiting the Company’s website at www.boykinlodging.com and clicking on the investor relations page or by visiting other websites that provide links to corporate webcasts.

Boykin Lodging Company is a real estate investment trust that focuses on the ownership of full-service, upscale commercial and resort hotels. The Company currently owns 29 hotels containing a total of 8,430 rooms located in 18 states, and operating under such internationally known brands as Doubletree, Marriott, Hilton, Radisson, Embassy Suites, and Courtyard by Marriott among others. For more information about Boykin Lodging Company, visit the Company’s website at www.boykinlodging.com.

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company’s future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties that may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include financial performance, real estate conditions, execution of hotel acquisition programs, changes in local or national economic conditions, and other similar variables and other matters disclosed in the Company’s filings with the SEC, which can be found on the SEC’s website at http://www.sec.gov.

The Company believes that FFO is helpful to investors as a measure of the performance of an equity REIT because it provides investors with another indication of the Company’s performance prior to deduction of real estate related depreciation and amortization. The Company believes that EBITDA is helpful to investors as a measure of the performance of the Company because it provides an indication of the operating performance of the properties within the portfolio and is not impacted by the capital structure of the REIT.

The Company has made revisions to the calculation of FFO and EBITDA as a result of the new Securities and Exchange Commission rules and regulations regarding the reporting of non-GAAP financial information. Historically, the Company has reversed the impact of deferred lease revenue in its calculation of FFO and EBITDA. Effective January 1, 2003 and forward, these adjustments will no longer be made and any prior-period amounts disclosed have been recalculated using the new method.

Neither FFO nor EBITDA represent cash generated from operating activities as determined by GAAP and should not be considered as an alternative to GAAP net income as an indication of the Company’s financial performance or to cash flow from operating activities as determined by GAAP as a measure of liquidity, nor is it indicative of funds available to fund cash needs, including the ability to make cash distributions.

BOYKIN LODGING COMPANY
STATEMENTS OF OPERATIONS, FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS, AND EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
(UNAUDITED, AMOUNTS IN THOUSANDS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

OPERATING DATA:

Revenues:

Hotel revenues

Rooms	$38,838	$40,552	$112,579	$114,221

Food and beverage	16,383	16,325	51,619	50,448

Other	3,710	3,929	10,002	10,081

Total hotel revenues	58,931	60,806	174,200	174,750

Lease revenue	501	1,378	1,175	4,046

Revenues from condominium development and unit sales	12,436	445	29,532	4,120

Total revenues	71,868	62,629	204,907	182,916

Expenses:

Hotel operating expenses

Rooms	9,697	9,806	28,099	26,975

Food and beverage	11,553	11,569	36,978	34,555

Other direct	2,297	2,226	6,283	6,226

Indirect	19,931	18,013	55,278	51,134

Management fees to related party	1,315	891	3,465	2,894

Management fees to third parties	146	807	1,260	2,270

Total hotel operating expenses	44,939	43,312	131,363	124,054

Property taxes, insurance and other	4,085	3,586	11,484	11,311

Cost of condominium development and unit sales	8,135	311	19,820	3,084

Real estate related depreciation and amortization	7,880	8,262	23,517	21,407

Corporate general and administrative	1,831	1,666	5,653	5,417

Total operating expenses	66,870	57,137	191,837	165,273

Operating income	4,998	5,492	13,070	17,643

Interest income	55	113	174	273

Other income	93	228	284	588

Interest expense	(3,579)	(5,107)	(12,270)	(14,799)

Amortization of deferred financing costs	(295)	(506)	(1,704)	(1,511)

Minority interest in earnings of joint ventures	(34)	(68)	(74)	(107)

Minority interest in loss of operating partnership	134	165	1,217	266

Equity in loss of unconsolidated joint ventures	(109)	(439)	(818)	(1,428)

Income (loss) before gain (loss) on disposal of assets and discontinued operations	1,263	(122)	(121)	925

Gain (loss) on disposal of assets	(28)	—	348	—

Income (loss) before discontinued operations	1,235	(122)	227	925

Discontinued operations:

Operating income (loss) from discontinued operations, net of minority interest income (expense) of $13 and $328 for the three and nine months ended September 30, 2003, and $(37) and $(21) for the three and nine months ended September 30, 2002, respectively	(76)	210	(1,851)	116

Gain (loss) on sale of assets, net of minority interest income (expense) of $26 and $(116) for the three and nine months ended September 30, 2003, respectively	(148)	—	654	—

Net income (loss)	$1,011	$88	$(970)	$1,041

Preferred dividends	(1,188)	—	(3,563)	—

Net income (loss) attributable to common shareholders	$(177)	$88	$(4,533)	$1,041

FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS (FFO):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Net income (loss)	$1,011	$88	$(970)	$1,041

Real estate related depreciation and amortization	7,880	8,262	23,517	21,407

Real estate related depreciation included in discontinued operations	7	463	627	1,362

Minority interest	(139)	(60)	(1,355)	(138)

(Gain)/loss on disposal/sale of assets	202	—	(1,118)	—

Equity in loss of unconsolidated joint ventures	109	439	818	1,428

FFO adjustment related to joint ventures	331	(193)	731	(708)

Funds from operations	9,401	8,999	22,250	24,392

Preferred dividends	(1,188)	—	(3,563)	—

Funds from operations after preferred dividends	8,213	8,999	18,687	24,392

Less: Funds from operations related to minority interest	(1,113)	(1,224)	(2,533)	(3,322)

Funds from operations attributable to common shareholders	$7,100	$7,775	$16,154	$21,070

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA):

Operating income	$4,998	$5,492	$13,070	$17,643

Interest income	55	113	174	273

Other income	93	228	284	588

Real estate related depreciation and amortization	7,880	8,262	23,517	21,407

EBITDA attributable to discontinued operations	(82)	905	(1,232)	2,085

Company’s share of EBITDA of unconsolidated joint ventures	736	325	1,863	561

EBITDA attributable to joint venture minority interest	(45)	(97)	(106)	(156)

EBITDA	$13,635	$15,228	$37,570	$42,401

BOYKIN LODGING COMPANY
PER-SHARE DATA
(UNAUDITED)

	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

PER-SHARE DATA:

Income (loss) attributable to common shareholders before discontinued operations per share:

Basic	$0.00	$(0.01)	$(0.19)	$0.05

Diluted	$0.00	$(0.01)	$(0.19)	$0.05

Discontinued operations per share:

Basic	$(0.01)	$0.01	$(0.07)	$0.01

Diluted	$(0.01)	$0.01	$(0.07)	$0.01

Net income (loss) attributable to common shareholders per share (a):

Basic	$(0.01)	$0.01	$(0.26)	$0.06

Diluted	$(0.01)	$0.01	$(0.26)	$0.06

FFO attributable to common shareholders per share:

Basic	$0.41	$0.45	$0.93	$1.22

Diluted	$0.41	$0.45	$0.93	$1.21

Weighted average common shares outstanding — Basic	17,344,380	17,262,316	17,333,521	17,239,889

Effect of dilutive securities:

Common stock options	12,531	56,964	14,068	54,944

Restricted share grants	87,673	65,500	89,921	65,500

Weighted average common shares outstanding — Diluted	17,444,584	17,384,780	17,437,510	17,360,333

(a) Per-share amounts may not add due to rounding

BOYKIN LODGING COMPANY
SELECTED HOTEL STATISTICS AND BALANCE SHEET INFORMATION
(UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT STATISTICAL DATA)

	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

HOTEL STATISTICS:

All Hotels (29 hotels) (a) (b)
Hotel revenues	$67,936	$71,453	$203,269	$209,045

RevPAR	$59.78	$62.83	$59.24	$60.43

Occupancy	63.9%	66.7%	61.7%	62.4%

Average daily rate	$93.56	$94.14	$96.07	$96.77

Comparable Hotels (24 hotels) (c)

Hotel revenues	$54,207	$59,277	$162,489	$173,233

RevPAR	$56.47	$62.09	$56.13	$59.60

Occupancy	63.4%	68.0%	61.8%	63.7%

Average daily rate	$89.10	$91.24	$90.76	$93.58

(a)	Includes all hotels owned or partially owned by Boykin at the end of the quarter.

(b)	Results calculated from including 35 lock-out rooms at the Radisson Suite Beach Resort on Marco Island.

(c)	Includes all consolidated hotels operated under the TRS structure for both periods and owned or partially owned by Boykin at the end of the quarter.

	September 30,	December 31,
	2003	2002

SELECTED BALANCE SHEET INFORMATION:

Assets

Investment in hotel properties	$630,127	$588,432

Accumulated depreciation	(144,235)	(124,990)

Investment in hotel properties, net	485,892	463,442

Cash and cash equivalents including restricted cash	34,990	38,945

Accounts receivable	34,154	8,917

Investment in unconsolidated joint ventures	16,525	17,156

Other assets	12,614	17,616

Assets of discontinued operations, net	—	29,433

Total Assets	$584,175	$575,509

Liabilities and Shareholders’ Equity

Outstanding debt	$290,981	$257,952

Accounts payable and accrued expenses	43,033	41,782

Deferred lease revenue	427	—

Minority interest in joint ventures	2,438	2,419

Minority interest in operating partnership	12,283	14,202

Liabilities of discontinued operations	—	18,863

Shareholders’ equity	235,013	240,291

Total Liabilities and Shareholders’ Equity	$584,175	$575,509